UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012 (November 1, 2012)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2012, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) entered into a First Amended and Restated Credit Agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent for itself and any other lenders which may become parties to the Credit Agreement, KeyBanc Capital Markets, as sole lead arranger, RBS Citizens, N.A. d/b/a Charter One, as syndication agent and PNC Bank National Association, as documentation agent.  Under this credit facility, we may borrow, on an unsecured basis, up to $105,000,000.  We also have the right, provided that no default has occurred and is continuing, to increase the facility amount to $200,000,000.  A total of $25,000,000 of the credit facility will be available for the issuance of letters of credit. An additional $25,000,000 of the credit facility will also be available for same day borrowings pursuant to a swing line of credit.  The proceeds of the credit facility may be used by us for working capital and other general corporate purposes.  We will pay the lenders under the Credit Agreement an unused fee of: (i) 0.25% per annum if the sum of our borrowings outstanding is 50% or more of the aggregate facility amount; or (ii) 0.35% per annum if the sum of our borrowings outstanding is less than 50% of the aggregate facility amount.

All borrowings under the credit facility will be due and payable in full on October 31, 2015, which date may be extended to October 31, 2016, at our request, subject to our satisfaction of certain conditions, including the payment of an extension fee.  We have the right to terminate the facility at any time, upon one business day’s notice and the repayment of all of our obligations thereunder.  Borrowings under the credit facility will be at rates equal to (1) the sum of (a) thirty-day LIBOR, divided by an amount equal to one minus the then-current reserve requirement, plus (b) a margin ranging from 1.65% to 2.50% per annum, determined with reference to our leverage ratio, which is equal to the quotient of  our consolidated total indebtedness and our gross asset value as defined in the Credit Agreement, (referred to herein as a “LIBOR advance”) or (2) the Base Rate (as defined herein), plus a margin ranging from 0.065% to 1.50% per annum, determined with reference to our leverage ratio (referred to herein as a “Base Rate advance”).  As used herein, “Base Rate” means, for any day, the highest of: (i) the prime rate for that day; (ii) the sum of the Federal Funds Effective Rate for that day plus 0.50% per annum; and (iii) the sum of LIBOR plus 1.00% per annum.  We generally will be required to make interest-only payments, except that we may be required to make partial principal payments if we are unable to comply with certain debt covenants related to certain unencumbered properties as set forth in the Credit Agreement.  We also may, from time to time, prepay all or part of any Base Rate advance without penalty or premium, and may prepay any LIBOR advance subject to indemnifying each lender for any loss or cost incurred by it resulting therefrom.

     The Credit Agreement contains customary covenants, including limits on: (i) our ability to incur debt above a certain level on a consolidated basis; (ii) the granting of liens on certain assets; and (iii) our investments in: (a) unimproved land; (b) partially owned subsidiaries; (c) first mortgage receivables; (d) marketable securities; (e) certain CMBS assets; and (f) land and improvements under construction.  The Credit Agreement specifically prohibits us from declaring and paying distributions under certain circumstances, including: (i) during the existence of a default, as defined in the Credit Agreement; or (ii) when cash distributions for the then-current fiscal quarter and the three immediately preceding fiscal quarters, in the aggregate for such period, would exceed 95% of our funds from operations, as defined in the Credit Agreement, for such period, without lender consent. The Credit

Agreement also requires us to meet certain cash flow levels or certain debt service coverage requirements and to satisfy a minimum consolidated tangible net worth covenant, which are defined in the Credit Agreement.

In addition, the Credit Agreement provides for customary events of default, some with corresponding cure periods, including, without limitation, a change in management, defined as: (i) the failure of at least one of Mr. Lazarus or Mr. Hippel to continue to be active in our management prior to any merger between us and our business manager or, if both fail to continue to be active in our management prior to the merger, then the failure to retain within 3 months of at least one replacement executive of comparable experience who is reasonably satisfactory to the administrative agent; (ii) payment defaults; (iii) breaches of covenants, representations and warranties; (iv) cross-defaults to other agreements evidencing indebtedness; and (v) bankruptcy-related defaults.  In the event of a default, the lenders may require us to pay a default interest rate equal to the existing rate plus 3.00% per annum.  Upon the occurrence of certain bankruptcy-related defaults, the obligations of the lenders will automatically terminate and our obligations under the facility will become immediately due and payable.  Additionally, upon any other uncured event of default under the Credit Agreement, the lenders may, at their option, declare that all amounts outstanding under the credit facility are immediately due and payable in full.

Our performance of the obligations under the Credit Agreement, including the payment of any outstanding indebtedness thereunder, are secured by a guaranty granted to KeyBank for its own benefit and for the benefit of the other lenders which are parties to the Credit Agreement by certain of our material subsidiaries owning unencumbered properties.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Agreement, form of note and subsidiary guaranty, which are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated into this Item 2.03 by reference.

Item

9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1

First Amended and Restated Credit Agreement, dated as of November 1, 2012, among Inland Diversified Real Estate Trust, Inc., as borrower, and KeyBank National Association, as administrative agent, KeyBanc Capital Markets, as sole lead arranger, RBS Citizens, N.A. d/b/a Charter One, as syndication agent, PNC Bank, National Association, as documentation agent and the several banks, financial institutions and other entities that may from time to time become parties thereto, as lenders

10.2	Form of Note, dated November 1, 2012, by Inland Diversified Real Estate Trust, Inc. for the benefit lenders under the Credit Agreement

10.3

Subsidiary Guaranty, dated as of November 1, 2012, by the parties identified on the signature pages thereto to and for the benefit of KeyBank National Association for itself and as administrative agent for the lenders under the Credit Agreement and to and for the benefit of the counterparties to certain related swap obligations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	November 7, 2012	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amended and Restated Credit Agreement, dated as of November 1, 2012, among Inland Diversified Real Estate Trust, Inc., as borrower, and KeyBank National Association, as administrative agent, KeyBanc Capital Markets, as sole lead arranger, RBS Citizens, N.A. d/b/a Charter One, as syndication agent, PNC Bank, National Association, as documentation agent and the several banks, financial institutions and other entities that may from time to time become parties thereto, as lenders

10.2	Form of Note, dated November 1, 2012, by Inland Diversified Real Estate Trust, Inc. for the benefit lenders under the Credit Agreement

10.3

Subsidiary Guaranty, dated as of November 1, 2012, by the parties identified on the signature pages thereto to and for the benefit of KeyBank National Association for itself and as administrative agent for the lenders under the Credit Agreement and to and for the benefit of the counterparties to certain related swap obligations

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